Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

PRODUCT SUPPLEMENT NO. 2 (To Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company

Medium-Term Notes, Series K

Equity Linked Securities

Upside Participation And Contingent Downside Protection

The securities:

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We may offer from time to time Equity Linked Securities, Upside Participation And Contingent Downside Protection (the “securities”). The securities will be senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) and part of a series entitled “Medium-Term Notes, Series K” and will be linked to an equity index or a basket of equity indices (referred to herein as a “market measure”). If the applicable market measure is a basket comprised of two or more equity indices, each equity index is referred to herein as a “basket component.” This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the securities. When we offer the securities, we will provide investors with a pricing supplement (a “pricing supplement”) which will describe the specific terms of that issue of securities. The pricing supplement will identify the market measure that will be used to calculate the return on the securities offered thereby and any additions or changes to the description of the market measure provided in this product supplement and to the terms specified in this product supplement.

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The securities are designed for investors who seek exposure to the price performance of a specific market measure, with the potential for a positive return at maturity of the securities if the ending level of the market measure, as determined on the calculation day or on the calculation days, as the case may be, prior to the stated maturity date of such issue of securities, is greater than the starting level of the market measure, as determined on the pricing date. Investors must be willing to forego interest payments on the securities and dividends on the stocks underlying the market measure. Investors must also be willing to accept the risk that the payment per security on the stated maturity date (the “redemption amount”) may be less than the original public offering price of the securities (the “original offering price”).

•	All payments on the securities will be subject to the credit risk of Wells Fargo.

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You will not receive a fixed amount on the securities at stated maturity. There will be no payments on the securities prior to the stated maturity date. We cannot redeem the securities and you cannot request repayment of the securities prior to the stated maturity date.

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The applicable pricing supplement may provide that you will receive a minimum return at maturity specified in the applicable pricing supplement if certain conditions are satisfied (the “contingent minimum return”).

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The amount you receive on the securities at maturity may be subject to a limit specified in the applicable pricing supplement (the “capped value”). If the securities are subject to a capped value, your potential return on the securities will be limited.

•	The securities will not be listed on any securities exchange or automated quotation system.

Payment on the stated maturity date:

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The redemption amount will be based upon the direction of and percentage change in the level of the market measure from its starting level to its ending level. If the ending level of the market measure:

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is greater than the starting level, on the stated maturity date you will receive a payment per security equal to the original offering price per security plus an amount equal to the product of (i) the original offering price per security, (ii) the percentage increase in the level of the market measure, and (iii) the participation rate; provided that the payment per security will not be (A) greater than the capped value if the securities are subject to a capped value or (B) less than the original offering price per security plus the contingent minimum return if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return are satisfied;

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is less than or equal to the starting level, but greater than or equal to a value that reflects a certain percentage of the starting level (the “threshold level”), on the stated maturity date you will receive a payment per security equal to the original offering price per security; provided that the payment per security will not be less than the original offering price per security plus the contingent minimum return if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return are satisfied; or

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is less than the threshold level, on the stated maturity date you will receive a payment per security equal to the original offering price per security minus an amount equal to the product of (i) the original offering price per security and (ii) the amount by which the ending level is less than the starting level (expressed as a percentage of the starting level).

•	The participation rate, threshold level, contingent minimum return, if any, and capped value, if any, will be set forth in the applicable pricing supplement.

Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-3 of this product supplement.

The securities are unsecured obligations of Wells Fargo and all payments on the securities are subject to the credit risk of Wells Fargo. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this product supplement is May 2, 2012.

ABOUT THIS PRODUCT SUPPLEMENT

You should read this product supplement, together with the accompanying prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012, and the applicable pricing supplement, which together contain a description of the terms of the securities to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and in the applicable pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

All disclosures contained in this product supplement and the applicable pricing supplement regarding any equity index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing levels, have been derived from publicly available information. The information reflects the policies of, and is subject to change by, the sponsor of the applicable equity index (the “index sponsor”). Each equity index is developed, calculated and maintained by its respective index sponsor. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to any equity index or index sponsor in connection with the offer and sale of the securities. Furthermore, neither we nor any agent can give any assurance that all events occurring prior to the date of any offer and sale of securities (including events that would affect the accuracy or completeness of the publicly available information described herein or in the applicable pricing supplement) that would affect the level of any equity index have been publicly disclosed. Subsequent disclosure of any such events could affect the redemption amount payable on the securities and therefore the value of the securities. Neither we nor any agent accepts any responsibility for the calculation, maintenance or publication of any equity index or any successor equity index.

Unless the context requires otherwise, any references herein or in any pricing supplement to any specific equity index will include any successor equity index to such equity index and references to the index sponsor will include any successor thereto.

Unless otherwise specified in the applicable pricing supplement, we or one of our affiliates has contracted with the index sponsor of the equity index or indices to which your securities may be linked for the rights to use such equity index or indices and certain associated trademarks or service marks for each equity index. We or one of our affiliates generally obtain these licenses either on an individual basis for a particular offering of securities or for a term of years. Although we anticipate that we or our affiliates will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this product supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

RISK FACTORS

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

You May Lose Up To All Of Your Investment.

We will not repay you a fixed amount on the securities on the stated maturity date. The redemption amount will depend on the direction of and percentage change in the ending level of the market measure relative to the starting level and the other terms of the securities. Because the level of any market measure will be subject to market fluctuations, the redemption amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending level is less than the threshold level, the redemption amount will be less than the original offering price per security and will represent a percentage loss of the original offering price equal to the same percentage by which the ending level is less than the starting level (expressed as a percentage of the starting level). As a result, you may receive less than, and possibly lose all of, the original offering price per security at maturity even if the level of the market measure is greater than or equal to the starting level or the threshold level at certain points during the term of the securities.

Even if the ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, because it is possible that the securities may be classified as a contingent payment debt instrument rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your securities. See “United States Federal Income Tax Considerations.”

If The Securities Are Subject To A Capped Value, Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Market Measure.

If so specified in the applicable pricing supplement, your return on the securities will be subject to a capped value. If your securities are subject to a capped value, the opportunity to participate in the possible increases in the level of the market measure through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, if the participation rate is greater than 100%, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

If The Participation Rate Is Less Than 100%, The Participation Rate Will Not Fully Reflect Any Appreciation Of The Market Measure.

If so specified in the applicable pricing supplement, the redemption amount will be determined by reference to a participation rate that is less than 100%. In such event, you will not fully participate in any appreciation of the market measure and the redemption amount will reflect less than 100% of the appreciation, if any, in the value of the market measure.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Agent Discount Or Commission, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount or commission paid in connection with the initial distribution, structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which an agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate, any capped value applicable to the securities and by the market and other conditions discussed in the next risk factor.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the level of the market measure at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value that you could receive for your security if you are able to sell it in the open market before the stated maturity date.

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Market Measure Performance. The value of the securities prior to maturity will depend substantially on the level of the market measure. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the market measure at such time is less than, equal to or not sufficiently above its starting level.

•	Capped Value. If the securities are subject to a capped value, we anticipate that the value of the securities will always be at a discount to the capped value.

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Participation Rate. If the participation rate is less than 100%, the value of the securities prior to the stated maturity date will be affected by the fact that the redemption amount will not fully reflect any appreciation of the market measure.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

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Volatility Of The Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the market measure changes.

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Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current level of the market measure. This difference will most likely reflect a discount due to expectations and uncertainty concerning the level of the market measure during the period of time still remaining to the maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current level of the market measure.

•	Dividend Yields On Securities Included In The Market Measure. The value of the securities may be affected by the dividend yields on securities included in a market measure.

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Volatility Of Currency Exchange Rates. If the securities are linked to a market measure that includes securities quoted in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and such foreign currency changes.

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Correlation Between Currency Exchange Rates And The Market Measure. Correlation is the term used to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and the foreign currencies in which the securities included in a market measure may be denominated, on the one hand, and the percentage changes in that market measure, on the other hand. If the securities are linked to a market measure that includes securities quoted in a foreign currency and if the correlation between the exchange rate between the U.S. dollar and any of such foreign currencies and the applicable market measure changes, the value of the securities may be adversely affected.

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Events Involving The Companies Included In The Market Measure. General economic conditions and earnings results of the companies whose stocks are included in the market measure and real or anticipated changes in those conditions or results may affect the value of the securities. Additionally, as a result of a merger or acquisition, one or more of the stocks in the market measure may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the stock originally included in the market measure.

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Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the level of the market measure, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of the market measure.

If The Securities Are Subject to A Contingent Minimum Return, You Will Only Receive The Contingent Minimum Return If Certain Conditions Are Met.

If so specified in the applicable pricing supplement, you will be entitled to receive a contingent minimum return on your securities at stated maturity if certain conditions are satisfied. Such conditions will be specified in the applicable pricing supplement. If the conditions to receiving a contingent minimum return are not met, you will not be entitled to receive such contingent minimum return and the amount you receive at stated maturity will be based solely on the performance of the market measure, subject to the participation rate, the capped value, if any, and the other terms of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although an agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which an agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Market Measure.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the market measure and received the dividends and other payments paid on those securities. This is in part because the redemption amount payable at stated maturity will be determined by reference to the ending level of the market measure, which will be calculated by reference to the prices of the securities in the market measure without taking into consideration the value of dividends and other payments paid on those securities. In addition, the redemption amount will not be greater than any capped value and may be determined by reference to a participation rate that is less than 100%.

Historical Levels Of The Market Measure Should Not Be Taken As An Indication Of The Future Performance Of The Market Measure During The Term Of The Securities.

The trading prices of the securities included in the market measure will determine the redemption amount payable at maturity to you. As a result, it is impossible to predict whether the ending level of the market measure will fall or rise compared to its starting level. Trading prices of the securities included in a market measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical or hypothetical levels of the market measure do not provide an indication of the future performance of the market measure.

Changes That Affect The Market Measure May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of an index sponsor concerning the calculation of the market measure or basket component and the addition, deletion or substitution of securities comprising the market measure or basket component and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the level of the market measure or basket component, as the case may be, and, therefore, may affect the value of the securities and the redemption amount payable at maturity. An index sponsor may discontinue or suspend calculation or dissemination of a market measure or basket component or materially alter the methodology by which it calculates a market measure or basket component. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Market Measure.

Actions by any company whose securities are included in a market measure may have an adverse effect on the price of its security, the ending level and the value of the securities. Unless otherwise disclosed in Annex A attached hereto or in the applicable pricing supplement, we will not be affiliated with any of the companies included in the market measure. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to the redemption amount to be paid to you at maturity.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of a market measure or basket component. We have derived the information about the index sponsors and the equity indices contained in this product supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the equity indices and the index sponsors. The index sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interest as an owner of securities in taking any actions that might affect the value of the securities.

If The Market Measure Is A Basket, Changes In The Value Of One Or More Basket Components May Offset Each Other.

For securities linked to a market measure containing two or more basket components, price movements in the basket components may not correlate with each other. Even if the level of one or more of the basket components increases, the level of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending level of the market measure, increases in the level of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the level of one or more of the other basket components. This may be particularly the case if one or more basket components has a greater weight in the basket than the other basket components. You cannot predict the future performance of any basket components or the market measure as a whole, or whether increases in the levels of any of the basket components will be offset by decreases in the levels of the other basket components, based on their historical performance.

If Your Securities Are Linked To An Equity Index That Includes Non-U.S. Stocks, An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

A non-U.S. equity index includes the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

A non-U.S. index may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The underlying stocks included in a non-U.S. index may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual stock prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of such non-U.S. index which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. If the value of securities included in a market measure is quoted in a currency other than U.S. dollars and, as per the market measure, is converted into U.S. dollars or another currency, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

The determination of the ending level may be postponed if the calculation agent determines that a market disruption event (as defined below) has occurred or is continuing on a calculation day. If such a postponement occurs, the stated maturity date will be postponed until the later of (i) three business days after the final postponed calculation day and (ii) the initial stated maturity date.

Research Reports And Other Transactions May Create Conflicts Of Interest Between You And Us.

We or one or more of our affiliates may, at present or in the future, publish research reports on a market measure or the companies whose securities are included in a market measure. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market price of securities included in a market measure and, therefore, the value of the securities.

In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in a market measure, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These activities may present a conflict between us and our affiliates and you. In the course of that business, we or any of our affiliates may acquire non-public information about one or more of the companies whose securities are included in a market measure. If we or any of our affiliates do acquire such non-public information, we are not obligated to disclose such non-public information to you.

For the foregoing reasons, you are encouraged to derive information concerning a market measure from multiple sources and should not rely on the views expressed by us or our affiliates.

One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting level and the ending level, calculating the redemption amount, determining whether adjustments should be made to the ending level, and determining whether a market disruption event has occurred. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of The Market Measure, Prices Of Securities Included In The Market Measure Or The Value Of The Securities.

From time to time, as part of our general financial risk management, we or one or more of our affiliates may fully or partially hedge our obligations under the securities. Pursuant to such hedging activities, we or one or more of our affiliates may acquire securities included in a market measure or listed or over-the-counter derivative or synthetic instruments related to such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of our positions are likely to vary over time.

To the extent that we or one or more of our affiliates has a long hedge position in any of the securities included in a market measure, or derivative or synthetic instruments related to those securities, we or one or more of our affiliates may liquidate a portion of such holdings at or about the time of the stated maturity of the securities or at or about the time of a change in the securities included in such market measure. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the prices of the securities included in a market measure and, accordingly, increase or decrease the level of such market measure. Although we have no reason to believe that any of those activities will have a material impact on the level of a market measure, these activities could have such an effect. Profits or losses from any of our positions discussed above cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return on the securities at maturity or in a secondary market transaction.

We or one or more of our affiliates may also engage in trading in the securities included in a market measure and other investments relating to such securities on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of such securities and, therefore, the value of the securities.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the securities from time to time and may, in our or their sole discretion, hold or resell those securities. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future. You should note that if we take any such position at any time, it is possible that we could receive substantial returns with respect to those positions while the value of your security may decline.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to a market measure. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

The United States federal income tax consequences of your investment in the securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “United States Federal Income Tax Considerations.”

The tax treatment of your securities will depend on their terms. Consequently, except to the extent the applicable pricing supplement indicates otherwise, you should not rely on the opinion below or this general overview of tax consequences in deciding whether to invest in any securities.

Pursuant to the terms of the securities, Wells Fargo and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize and treat a security for all tax purposes as a pre-paid derivative contract with respect to the market measure. If your securities are so characterized and treated (and such characterization and treatment is respected by the IRS), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year, and short-term capital gain or loss otherwise.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the United States federal income tax treatment of the securities, it is possible that your securities could be alternatively treated for United States federal income tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments.”

The IRS released a notice in 2007 that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended, should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

DESCRIPTION OF THE SECURITIES

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

The securities will not be subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to their stated maturity date.

You will not receive a fixed amount on the securities on the stated maturity date. In addition, if the securities are subject to a capped value, such capped value will limit your potential return on the securities.

Market Measure

The market measure to which a specific issue of securities will be linked will be set forth in the applicable pricing supplement. Information regarding various equity indices is provided in Annex A attached hereto and additional information about the market measure to which your securities will be linked will be set forth in the applicable pricing supplement. Each issue of securities will offer the potential for a return at maturity based on the price performance of the market measure, as measured by the percentage change in the ending level relative to the starting level, subject to application of the participation rate and, if applicable, the capped value and/or the contingent minimum return.

Payment on the Stated Maturity Date

General

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the redemption amount, calculated as provided below by the calculation agent. The stated maturity date will be specified in the applicable pricing supplement. If a market disruption event has occurred or is continuing on a calculation day, and such calculation day is postponed so that it falls less than three business days prior to the stated maturity date, the stated maturity date will be postponed to the third business day following the final postponed calculation day, unless otherwise specified in the applicable pricing supplement.

There will be no payment of interest, periodic or otherwise, on the securities.

Redemption Amount

The “redemption amount” per security will equal:

•	if the ending level is greater than the starting level: the original offering price per security plus:

[	original offering price per security	x	[	ending level – starting level starting level	]	x participation rate	]	;

provided that if the securities are subject to a capped value, the redemption amount will not be greater than the capped value; and provided further that if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return have been satisfied, the redemption amount will not be less than the original offering price per security plus the contingent minimum return;

•

if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: the original offering price per security; provided that if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return have been satisfied, the redemption amount will not be less than the original offering price per security plus the contingent minimum return; or

•	if the ending level is less than the threshold level:

original offering price per security	minus	[	original offering price per security	x	starting level – ending level starting level	]

If the ending level is less than the threshold level, you will lose some, and possibly all, of the original offering price of your securities at maturity.

Certain Definitions

A “basket component” is an equity index included in a market measure that is a basket comprised of two or more equity indices.

A “calculation day(s)” means the day(s) specified in the applicable pricing supplement. If any scheduled calculation day is not a trading day with respect to the market measure or any basket component, as the case may be, the calculation day for such market measure or such basket component will be postponed to the next succeeding day that is a trading day with respect to such market measure or such basket component and on which another calculation day does not occur or is not deemed to occur. In addition, if a market disruption event occurs or is continuing with respect to the market measure or any basket component, as the case may be, on any scheduled calculation day, the calculation day for such market measure or such basket component is subject to postponement as provided below under “—Market Disruption Event.”

The “capped value,” if any, will be equal to a percentage (in excess of 100%) of the original offering price per security set forth in the applicable pricing supplement.

The “closing level” of a market measure that is a single equity index on any trading day will be the official closing level of the index as reported by the index sponsor on such trading day.

The “contingent minimum return,” if any, will be equal to a percentage of the original offering price per security set forth in the applicable pricing supplement.

The “ending level” of a market measure that is a single equity index will be the closing level of such market measure on the calculation day or the arithmetic average of the closing levels of the market measure on each of the calculation days, as the case may be, as determined by the calculation agent. If the market measure is a basket of two or more equity indices, the ending level will be based on the relative weights of the basket components in the basket and will be calculated in the manner described in the applicable pricing supplement.

The “participation rate” will be expressed as a percentage and set forth in the applicable pricing supplement. The participation rate may be less than 100%. In that event, the redemption amount will reflect less than 100% of the appreciation, if any, in the level of the market measure.

The “related exchange” for the market measure or any basket component, as the case may be, means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such market measure or basket component.

The “relevant exchange” for any security then underlying the market measure or any basket component, as the case may be, means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “starting level” of a market measure that is a single equity index will be the closing level of such market measure on the pricing date as determined by the calculation agent. If the market measure is a basket of two or more equity indices, the starting level will be 100.

The “threshold level” represents a percentage of the starting level (less than 100%) and will be set forth in the applicable pricing supplement.

A “trading day” with respect to a market measure or any basket component, as the case may be, means a day, as determined by the calculation agent, on which (i) the relevant exchanges with respect to each security underlying such market measure or such basket component, as the case may be, are scheduled to be open for trading for their respective regular trading sessions and (ii) each related exchange is scheduled to be open for trading for its regular trading session.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred; see “—Market Disruption Event;”

•	determine if adjustments are required to the closing level of a market measure or basket component under various circumstances; see “—Adjustments to a Market Measure;” and

•

if publication of a market measure or basket component is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of the market measure or basket component; see “—Discontinuance of a Market Measure.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the securities will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

Market Disruption Event

A “market disruption event” means, with respect to a market measure that is a single equity index or with respect to a basket component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchanges or otherwise relating to securities which then comprise 20% or more of the level of the equity index or any successor equity index (as defined below) at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related exchange or otherwise in futures or options contracts relating to the equity index or any successor equity index on any related exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the equity index or any successor equity index on their relevant exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the equity index or any successor equity index on any related exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant exchanges on which securities that then comprise 20% or more of the level of the equity index or any successor equity index are traded or any related exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant exchange for any security underlying the equity index or successor equity index or any related exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security to the level of the equity index or any successor equity index will be based on a comparison of (x) the portion of the level of the equity index attributable to that security and (y) the overall level of such equity index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” means the scheduled closing time of the relevant exchanges with respect to the securities underlying the equity index or any successor equity index;

(3)	the “scheduled closing time” of any relevant exchange or related exchange on any trading day for the equity index or any successor equity index means the scheduled weekday closing time of such relevant exchange or related exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the equity index or any successor equity index on which each relevant exchange for the securities underlying the equity index or any successor equity index and each related exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant exchange or related exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to a market measure that is a single equity index on a calculation day, then:

•

if the ending level is determined on a single calculation day, such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day; or

•

if the ending level is determined on more than one calculation day (that is, the ending level is based on the arithmetic average of the closing levels of the market measure on two or more specified calculation days), such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing and on which another calculation day does not or is not deemed to occur; however, if such first succeeding trading day has not occurred as of the eighth trading day after the final originally scheduled calculation day, that eighth trading day shall be deemed to be the applicable calculation day. If more than one calculation day is postponed to such eighth trading day, then, for purposes of determining the ending level, each calculation day that has been postponed to such eighth trading day will be deemed to occur on such eighth trading day (that is, for purposes of determining the arithmetic average of the closing levels of the market measure on the specified calculation days, the closing level determined on such eighth trading day will be weighted in such arithmetic average based on the number of calculation days deemed to occur on such eighth trading day).

If a calculation day has been postponed eight trading days after the originally scheduled calculation day (or final originally scheduled calculation day, if the ending level is determined on more than one calculation day) and a market disruption event occurs or is continuing with respect to the market measure on such eighth trading day, the calculation agent will determine the closing level of the market measure on such eighth trading day in accordance with the formula for and method of calculating the closing level of the market measure last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any of the relevant securities, if a market disruption event has occurred, its good faith estimate of the value of such securities at the scheduled closing time on the relevant exchanges) on such date of each security included in the market measure. As used herein, “closing price” means, with respect to any security on any date, the relevant exchange traded or quoted price of such security as of the close of trading on such date.

If a market disruption event occurs or is continuing with respect to a basket component on a calculation day, then:

•

if the ending level is determined on a single calculation day, such calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day; or

•

if the ending level is determined on more than one calculation day (that is, the ending level is based on the weighted arithmetic average of the closing levels of the basket components on two or more specified calculation days), such calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing and on which another calculation day with respect to such basket component does not or is not deemed to occur; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the final originally scheduled calculation day for such basket component, that eighth trading day shall be deemed to be the applicable calculation day. If more than one calculation day for such basket component is postponed to such eighth trading day, then, for purposes of determining the ending level, each calculation day for such basket component that has been postponed to such eighth trading day will be deemed to occur on such eighth trading day (that is, for purposes of determining the arithmetic average of the closing levels of such basket component on the specified calculation days, the closing level determined on such eighth trading day will be weighted in such arithmetic average based on the number of calculation days for such basket component deemed to occur on such eighth trading day).

If a calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day for such basket component (or final originally scheduled calculation day for such basket component, if the ending level is determined on more than one calculation day) and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing level of such basket component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such basket component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any of the relevant securities, if a market disruption event has occurred, its good faith estimate of the value of such securities at the scheduled closing time on the relevant exchanges) on such date of each security included in such basket component. Notwithstanding a postponement of a calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Adjustments to a Market Measure

If at any time a sponsor or publisher of an equity index (each, an “index sponsor”) makes a material change in the formula for or the method of calculating such equity index, or in any other way materially modifies such equity index (other than a modification prescribed in that formula or method to maintain the equity index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such equity index is to be calculated, calculate a substitute closing level of the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the change, but using only those securities that comprised the equity index immediately prior to that change. Accordingly, if the method of calculating an equity index is modified so that the level of such equity index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust such equity index in order to arrive at a level of such equity index as if it had not been modified.

Discontinuance of a Market Measure

If an index sponsor discontinues publication of an equity index to which an issue of securities is linked, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such equity index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the ending level as described above. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an equity index prior to, and the discontinuance is continuing on, any calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the discontinuance, but using only those securities that comprised the equity index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for an equity index, the successor equity index or level will be used as a substitute for that equity index for all purposes, including the purpose of determining whether a market disruption event exists.

If on any calculation day the index sponsor of an equity index fails to calculate and announce the level of the equity index, the calculation agent will calculate a substitute closing level of the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the failure, but using only those securities that comprised the equity index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Event” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, an equity index to which your securities are linked may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to an issue of securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by such securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein and in the applicable pricing supplement. In the case of an issue of securities with a single calculation day, the redemption amount will be calculated as though the date of acceleration were such calculation day. In the case of an issue of securities with multiple calculation days, the redemption amount will be calculated using the closing level(s) for the market measure or each basket component, as the case may be, ascertained on each of the trading days for such market measure or such basket component, as the case may be, leading up to and including the date of acceleration in such number equal to the number of calculation days scheduled to occur.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions (“similar laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or plan subject to similar law; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase and holding of the securities does not violate the prohibited transaction rules of ERISA, the Code or similar law.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general description of the material United States federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States federal income tax consequences of acquiring, holding and disposing of the securities and receiving payments under the securities. This discussion is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities as part of a straddle or a hedging or conversion transaction for tax purposes,

•	a person that purchases or sells securities as part of a wash sale for tax purposes,

•	a person subject to the alternative minimum tax, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Except as otherwise noted under “—Withholdable Payments to Foreign Financial Institutions and Other Foreign Entities” and “—Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF

YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

The tax treatment of your securities will depend on their terms. Consequently, except to the extent the applicable pricing supplement indicates otherwise, you should not rely on the opinion below or this general overview of tax consequences in deciding whether to invest in any securities.

The following discussion assumes that none of the companies included in the market measure is, or will become at any time during the term of the securities, a controlled foreign corporation, a passive foreign investment company or a United States real property holding corporation, in each case as determined for United States federal income tax purposes. Prospective investors should note that if that assumption is not accurate, then it is possible that the United States federal income tax consequences of owning the securities could differ significantly from the consequences described below.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat a security for all tax purposes as a pre-paid derivative contract with respect to the market measure and the terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to so characterize and treat the securities. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (“IRS”), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the securities. In general, your tax basis in your securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your securities should generally begin on the date after the issue date (i.e., the settlement date) and, if you hold your securities until maturity, your holding period should generally include the stated maturity date.

Alternative Treatments. The IRS released a notice in 2007 that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

In addition, for securities with a term of more than one year, it is possible that the securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities. You would recognize gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your securities. In general, your adjusted tax basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognize upon the sale, exchange or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities, and thereafter, would be capital loss.

If the securities are treated as contingent payment debt instruments and you purchase your securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the securities, such discount or excess would not be subject to the generally applicable market discount or amortizable bond premium rules but rather would be subject to special rules set forth in Treasury Regulations governing contingent payment debt instruments. The adjusted issue price of the securities will equal the securities’ original issue price plus any interest deemed to be accrued on the securities (under the rules governing contingent payment obligations) as of the time you purchase the securities. Accordingly, if you purchase your securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if the securities have a term of one year or less, it is possible that the securities could be treated as debt instruments subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Because of the absence of authority regarding the appropriate tax characterization of your securities, it is possible that the IRS could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as owning the components of the market measure or of each basket component, as the case may be, in which case you would recognize gain or loss (subject to the application of the wash sale rules) with respect to a component of the market measure or of a basket component, as the case may be, when the amount of any component referenced by the market measure or by a basket component, as the case may be, is reduced, (ii) you should be required to recognize taxable gain upon a deemed taxable exchange of the securities (including a rollover or rebalancing, if any, of the components of the market measure or of each basket component, as the case may be), (iii) any gain or loss that you recognize upon the sale, exchange or maturity of the securities should be treated as ordinary gain or loss, (iv) the contingent minimum return, if any, should be taxed as ordinary income and you should accrue the contingent minimum return over the term of your securities, or (v) you should be required to accrue interest income over the term of your securities (in excess of the contingent minimum return, if any). You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for United States federal income tax purposes.

Medicare Tax. For taxable years beginning after December 31, 2012, if you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will generally include your net gains from the disposition of securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the securities or a sale, exchange or maturity of the securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the securities or a sale, exchange or maturity of the securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup Withholding and Information Reporting. In general, if you are a non-corporate United States holder, Wells Fargo and other payors may be required to report to the IRS any payments made to you on your securities. In addition, Wells Fargo and other payors may be required to report to the IRS any payment of proceeds of the sale or exchange of your securities before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding may apply to any payments made to you on your securities if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

Withholdable Payments to Foreign Financial Institutions and Other Foreign Entities. A 30% withholding tax will be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments will include U.S.-source interest and dividends (including dividend equivalent payments, as described below) and the gross proceeds from the sale or other disposition of securities that can produce U.S.-source interest or dividends. However, under proposed regulations, such payments will only include interest, dividends (including dividend equivalent payments) and proceeds of securities issued on or after January 1, 2013. In addition, under proposed regulations, withholding would only apply to payments of U.S.-source interest and dividends (including dividend equivalent payments) made on or after January 1, 2014, and to other “withholdable payments” (including payments of gross proceeds from the sale or other disposition of securities that can produce U.S.-source interest or dividends) made on or after January 1, 2015. Holders that are not United States holders are urged to consult their tax advisors as to the potential applicability of this withholding tax to payments they receive in respect of the securities.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of securities. You are a non-United States holder if you are a beneficial owner of a security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a security.

If your securities are characterized and treated for all tax purposes as a pre-paid derivative contract with respect to the market measure, as discussed above, you generally should not be subject to United States federal income tax on capital gain realized on the sale, exchange or maturity of the securities, unless:

•	you are an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, or

•	the gain is effectively connected with your conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies to you, you generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the sale, exchange or maturity of the securities) exceed capital losses allocable to United States sources. If the second exception applies to you, you will not be subject to the 30% tax discussed in the previous sentence (assuming you provide certification on IRS Form W-8ECI), but you generally will be subject to United States federal income tax with respect of such gain in the same manner as United States holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

In addition, regulations proposed by the IRS and the Treasury Department under Section 871 of the Code could ultimately require all or a portion of the maturity payments with respect to your securities or of amounts you receive upon the sale or exchange of your securities after December 31, 2012 to be treated as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which may be satisfied by withholding. If we or other payors impose such a withholding tax (or any other withholding tax), we will not be required to pay any additional amounts with respect to amounts so withheld, and we will not be required to take any action in order to enable you to avoid the imposition of such a tax. You should consult your tax advisor concerning the potential application of these regulations to payments you receive on the securities when these regulations are finalized.

As discussed above, alternative characterizations of the securities for United States federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate. If the securities are recharacterized as debt, this withholding may be avoided if you qualify for the portfolio interest exemption and provide appropriate documentation.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your securities unless you comply with certain certification and identification requirements as to your foreign status.

We will not attempt to ascertain whether any component of the market measure or of any basket component, as the case may be, would be treated as a United States real property holding corporation. If a component of the market measure or of any basket component, as the case may be, were so treated, certain adverse United States federal income tax consequences could possibly apply to non-United States holders. You should refer to information filed with the SEC with respect to each component of the market measure or of each basket component, as the case may be, and consult your tax advisor regarding the possible consequences to you, if any, if such component is or becomes a United States real property holding corporation.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the securities, including any possible alternative characterizations and treatments of the securities.

Annex A

Description of Equity Indices

THE DOW JONES INDUSTRIAL AVERAGESM

We obtained all information contained in this product supplement regarding the Dow Jones Industrial AverageSM , including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, CME Group Index Services, LLC (“CME Services”), a joint venture owned 90% by CME Group, Inc. (“CME”) and 10% by Dow Jones & Company, Inc. (“Dow Jones”). CME Services has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones Industrial Average in connection with the offer and sale of securities.

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices, and CME announced a new joint venture, the S&P/Dow Jones Indices, which will own the S&P Indices and the Dow Jones Indexes, including the Dow Jones Industrial Average. McGraw-Hill and CME expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The Dow Jones Industrial Average is widely used as an indicator of the pattern of the price movement of United States equities. The calculation of the value of the Dow Jones Industrial Average, discussed below in further detail, is a price-weighted average of the stocks of 30 blue-chip companies that are generally the leaders in their industry.

The composition of the Dow Jones Industrial Average is not limited to traditionally defined industrial stocks. Instead, the companies are chosen from sectors of the economy most representative of the country’s economic health. The Dow Jones Industrial Average serves as a measure of the entire United States market, covering such diverse industries as financial services, technology, retail, entertainment, and consumer goods. The Averages Committee, which is comprised of the Managing Editor of The Wall Street Journal, the head of Dow Jones Indexes research and the head of CME Group research, maintains and reviews the Dow Jones Industrial Average and may from time to time, in its sole discretion, add companies to, or delete companies from, the Dow Jones Industrial Average to achieve the objectives stated above. Composition changes are rare, however, and generally occur only after events such as corporate acquisitions or other dramatic shifts in a component’s core business. When such an event causes one component to be replaced, the entire Dow Jones Industrial Average is reviewed, and therefore, multiple component changes are often implemented simultaneously. A stock typically is added only if it has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Maintaining adequate sector representation is also a consideration in the selection process.

The Dow Jones Industrial Average is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of stock splits and other corporate actions. While this methodology reflects current practice in calculating the Dow Jones Industrial Average, no assurance can be given that CME Services will not modify or change this methodology in a manner that may affect the amounts payable on the securities at maturity.

The Dow Jones Industrial Average does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

“Dow Jones” and “Dow Jones Industrial Average” are servicemarks of Dow Jones & Company, Inc. and have been licensed for use by us.

License Agreement

We and Dow Jones have entered into a non-exclusive license agreement providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones Industrial Average, which is owned and published by Dow Jones, in connection with certain securities, including the securities.

The license agreement between us and Dow Jones provides that the following language must be set forth in this product supplement.

“The securities are not sponsored, endorsed, sold, or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. Dow Jones’ only relationship to Wells Fargo & Company is the licensing of certain trademarks, trade names, and service marks of Dow Jones and of the Dow Jones Industrial Average, which is determined, composed, and calculated by Dow Jones without regard to Wells Fargo & Company or the securities. Dow Jones has no obligation to take the needs of Wells Fargo & Company or the needs of holders of the securities into consideration in determining, composing, or calculating the Dow Jones Industrial Average. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices, or quantities of the securities to be issued or in the determination or calculation of the amount payable at maturity. Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the securities.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OR ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND WELLS FARGO & COMPANY.”

The EURO STOXX 50® Index

We obtained all information contained in this product supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, STOXX Limited, the index sponsor (“STOXX”). STOXX has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the EURO STOXX 50 Index in connection with the offer and sale of securities.

General

The EURO STOXX 50 Index is calculated, maintained and published by STOXX Limited. STOXX Limited was formerly a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Group. Following a change in the shareholders of STOXX Limited, the joint venture now comprises Deutsche Börse AG and SIX Group AG. In addition, on March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the EURO STOXX 50® Index. Publication of the EURO STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 on December 31, 1991. The EURO STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX website at www.stoxx.com.

Index Composition and Maintenance

The EURO STOXX 50 Index is composed of 50 component stocks of sector leaders from within the EURO STOXX Supersector indexes, which includes stocks selected from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The component stocks have a high degree of liquidity and represent the largest companies across all supersectors as defined by the Industry Classification Benchmark.

The composition of the EURO STOXX 50 Index is reviewed annually. Changes in the composition of the EURO STOXX 50 Index are made to ensure that the EURO STOXX 50 Index includes the 50 market sector leaders from within the EURO STOXX Index.

The free float factors for each component stock used to calculate the EURO STOXX 50 Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

The EURO STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Computation of the EURO STOXX 50 Index

The EURO STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50 Index value can be expressed as follows:

Index =	free float market capitalization of the EURO STOXX 50 Index
divisor

The “free float market capitalization of the EURO STOXX 50 Index” is equal to the sum of the products of the closing price, the number of shares, free float factor and the cap factor for each component stock as of the time the EURO STOXX 50 Index is being calculated. The cap factor limits the weight of a component within the EURO STOXX 50 Index to a maximum of 10%.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

The EURO STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the EURO STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Split and reverse split:

Adjusted price = closing price * A/B

New number of shares = old number of shares * B/A

Divisor: no change

(2)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(3)	Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(4)	Stock dividend from treasury stock (if treated as extraordinary dividend):

Adjusted close = close – close * B / (A + B)

Divisor: decreases

(5)	Stock dividend of another company:

Adjusted price = (closing price * A – price of other company * B) / A

Divisor: decreases

(6)	Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company * (1 – withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(7)	Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(8)	Spin-off:

Adjusted price = (closing price * A – price of spin-off shares B) / A

Divisor: decreases

(9)	Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

•	If A is not equal to one, all the following “new number of shares” formulas need to be divided by A:

•	If rights are applicable after stock distribution (one action applicable to another):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) /

((A + B) * (1 + C / A))

New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

•	If stock distribution is applicable after rights (one action applicable to another):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

•	Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

License Agreement

STOXX Limited (“STOXX”) and its licensors (the “Licensors”) have no relationship to Wells Fargo & Company, other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the securities.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the securities.

•	Recommend that any person invest in the securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.

•	Have any responsibility or liability for the administration, management or marketing of the securities.

•	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied, and disclaim any and all warranty about:

•	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index;

•	The accuracy or completeness of the EURO STOXX 50® Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;

•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data;

•

Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Wells Fargo & Company and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

THE MSCI EAFE INDEX®

We obtained all information contained in this product supplement regarding the MSCI EAFE Index®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, Inc., the index sponsor (“MSCI”). MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI EAFE Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI EAFE Index in connection with the offer and sale of securities.

General

The MSCI EAFE Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure developed market equity performance, excluding the United States and Canada. As of the date of this product supplement, the following developed market country indices are included in the MSCI EAFE Index: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI EAFE Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI EAFE Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

The MSCI EAFE Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Constructing the MSCI EAFE Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI EAFE Index are classified as DM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The MSCI EAFE Index is the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI EAFE Index are service marks of MSCI or its affiliates and have been licensed for use by us.

The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•

First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

•

At the time of the November 2011 Semi-Annual Index Review (“SAIR”), the equity universe minimum size requirement was set at $119,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI EAFE Index is a DM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI EAFE Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub–industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI EAFE Index

In order to maintain the representativeness of the MSCI EAFE Index, MSCI may make structural changes to the MSCI EAFE Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI EAFE Index or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI EAFE Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI EAFE Index.

In particular, index maintenance involves:

(i)	SAIRs in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI EAFE Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI EAFE Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI EAFE Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates and corresponding FIFs will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled SAIR. In certain cases, when the financial situation of companies is not transparent, after 40 business days of suspension, MSCI may retain companies in the indices and may evaluate them at a subsequent index review.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period.

When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

License Agreement

Wells Fargo and MSCI Inc. have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells, in exchange for a fee, of the right to use the MSCI EAFE Index in connection with the issuance of the securities.

The license agreement between Wells Fargo and MSCI provides that the following language must be stated in this product supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI EAFE INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI EAFE INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI EAFE INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI EAFE INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI EAFE INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EAFE INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES

(INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI EAFE INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE MSCI EMERGING MARKETS INDEXSM

We obtained all information contained in this product supplement regarding the MSCI Emerging Markets IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Emerging Markets Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI Emerging Markets Index in connection with the offer and sale of securities.

General

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. As of the date of this product supplement, the following emerging market country indices are included in the MSCI Emerging Markets Index: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI Emerging Markets Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI Emerging Markets Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

The MSCI Emerging Markets Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Constructing the MSCI Emerging Markets Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI Emerging Markets Index are classified as EM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

The MSCI Emerging Markets Index is the exclusive property of MSCI. MSCI and the MSCI Emerging Markets Index are service marks of MSCI or its affiliates and have been licensed for use by us.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•

First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

•

At the time of the November 2011 Semi-Annual Index Review (“SAIR”), the equity universe minimum size requirement was set at $119,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI Emerging Markets Index is an EM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI Emerging Markets Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub–industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI Emerging Market Index

In order to maintain the representativeness of the MSCI Emerging Markets Index, MSCI may make structural changes to the MSCI Emerging Markets Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI Emerging Markets Index or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI Emerging Markets Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI Emerging Markets Index.

In particular, index maintenance involves:

(i)	SAIRs in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI Emerging Markets Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI Emerging Markets Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI Emerging Markets Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates and corresponding FIFs will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled SAIR. In certain cases, when the financial situation of companies is not transparent, after 40 business days of suspension, MSCI may retain companies in the indices and may evaluate them at a subsequent index review.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period.

When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

License Agreement

Wells Fargo and MSCI Inc. have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells, in exchange for a fee, of the right to use the MSCI Emerging Markets Index in connection with the issuance of the securities.

The license agreement between Wells Fargo and MSCI provides that the following language must be stated in this product supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI EMERGING MARKETS INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI EMERGING MARKETS INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI EMERGING MARKETS INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI EMERGING MARKETS INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI EMERGING MARKETS INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EMERGING MARKETS INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE

OF THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI EMERGING MARKETS INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI EMERGING MARKETS INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE MSCI WORLD INDEXSM

We obtained all information contained in this product supplement regarding the MSCI World IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI World Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI World Index in connection with the offer and sale of securities.

General

The MSCI World Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets. As of the date of this product supplement, the following developed market country indices are included in the MSCI World Index: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI World Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI World Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

The MSCI World Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Constructing the MSCI World Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI World Index are classified as DM.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM

The MSCI World Index is the exclusive property of MSCI. MSCI and the MSCI World Index are service marks of MSCI or its affiliates and have been licensed for use by us.

Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The global investable equity universe is the aggregation of all market investable equity universes. The DM investable equity universe is the aggregation of all the market investable equity universes for the DM.

The investability screens used to determine the investable equity universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•

First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

At the time of the November 2011 Semi-Annual Index Review (“SAIR”), the equity universe minimum size requirement was set at $119,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI World Index is a DM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI World Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub–industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI World Index

In order to maintain the representativeness of the MSCI World Index, MSCI may make structural changes to the MSCI World Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI World Index or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI World Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI World Index.

In particular, index maintenance involves:

(i)	SAIRs in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI World Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI World Indices levels are obtained by applying the change in the market performance to the previous period MSCI World Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI World Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates and corresponding FIFs will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled SAIR. In certain cases, when the financial situation of companies is not transparent, after 40 business days of suspension, MSCI may retain companies in the indices and may evaluate them at a subsequent index review.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period.

When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

License Agreement

Wells Fargo and MSCI Inc. have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells, in exchange for a fee, of the right to use the MSCI World Index in connection with the issuance of the securities.

The license agreement between Wells Fargo and MSCI provides that the following language must be stated in this product supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI WORLD INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI WORLD INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI WORLD INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI WORLD INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI WORLD INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI WORLD INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI WORLD INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI WORLD INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI WORLD INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY

EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI WORLD INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE RUSSELL 2000® INDEX

We obtained all information contained in this product supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company, doing business as Russell Investment Group, the index sponsor (“Russell”). Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 2000 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 2000 Index in connection with the offer and sale of securities.

General

The Russell 2000 Index is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of 2,000 companies included in both the Russell 3000® Index and the Russell 3000E® Index. The Russell 3000 Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 3000E Index is composed of the Russell 3000 Index and microcap securities.

The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and is designed to track the performance of the small capitalization segment of the United States equity market.

The Russell 2000 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Selection of Stocks Underlying the Russell 2000 Index

All companies which Russell determines to be part of the United States equity market are included in the Russell U.S. Indexes. The Russell U.S. Indexes include, among others, the Russell 2000 Index, the Russell 3000 Index, and the Russell 3000E Index. In order to assign companies to a particular equity market, Russell uses the following criteria:

•	If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country, the company is assigned to its country of incorporation.

•	If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market.

•	The three HCIs are: country of incorporation, country of headquarters, and country of most liquid exchange (or primary exchange).

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The country of most liquid exchange is determined by 2-year average daily dollar trading volume (“ADDTV”). ADDTV is the accumulated dollar trading volume divided by the actual number of trading days in the past year.

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Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, the company will be assigned to its primary asset location. If, however, there is not enough information to conclude the primary location of a company’s assets, Russell will use the primary location of the company’s revenues for the same cross-comparison, and the company will be assigned to its primary revenue location. Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

“Russell 2000® “ is a trademark of Frank Russell Company, doing business as Russell Investment Group, and has been licensed for use by us.

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If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters is located unless the country is a Benefits Driven Incorporation (“BDI”) country (as described below). Russell defines headquarters as the address of principal executive offices. For those companies reporting in the United States, Russell uses Securities and Exchange Commission (“SEC”) filings to determine the location of a company’s headquarters. In cases where multiple headquarters are listed on SEC filings and an HCI needs to be determined, Russell assigns the HCI for headquarters to the location with the highest average daily trading volume. If the HCI for headquarters cannot be determined (i.e., no trading in any headquarters location) the company’s two remaining HCIs will be used.

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In the case of BDI countries, Russell will assign the company to the country of its most liquid stock exchange. Russell considers the following countries or regions BDI countries: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. Companies incorporated in these countries or regions are considered BDI companies by Russell because they typically incorporate in those countries or regions for operations, tax, political, or other financial market benefits.

•	Under the criteria used by Russell, a company is not eligible for inclusion in the United States equity market if it does not trade on a major U.S. exchange.

American depositary receipts (“ADRs”), as well as bulletin board, pink sheets, or over-the-counter (“OTC”) traded securities, are excluded from the Russell 2000 Index. Likewise, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, and trust receipts are not eligible for inclusion. Royalty trusts, U.S. limited liability companies, limited partnerships, and closed-end investment companies are ineligible for inclusion (business development companies, however, are eligible for inclusion). Blank check companies and special purpose acquisitions companies (“SPACs”) are also ineligible for inclusion in the Russell 2000 Index.

In general, only one class of securities of a company (typically common stock) is allowed in the Russell 2000 Index. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May of each year to be eligible for inclusion in the Russell 3000 Index and the Russell 2000 Index. If the closing price of a stock included in the Russell 3000 Index and Russell 2000 Index is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices from such stock’s primary exchange during the month of May is equal or greater than $1.00. If a stock does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange, the stock will be eligible for inclusion but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of a company’s shares times the total number of available shares, as described below. Companies with a total market capitalization less than $30 million are not eligible for inclusion in the Russell 3000 Index and the Russell 2000 Index. Based on closing values on the last trading day in May of each year, Russell reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. If a security does not trade on its primary exchange, the lowest price from another major United States exchange is used. In the case where multiple share classes exist, a primary trading vehicle is determined, and the price of that primary trading vehicle (usually the most liquid) is used by Russell in its calculations. “Primary trading vehicles” are determined by the last two year’s average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, except if the volume of each share class is within 20.00% then the one with the largest available shares is used. All available data is used for share classes without two years of history. For existing members, at least 100 days of trading volume is necessary to consider the class as a primary vehicle. For new members, all available data will be analyzed, even if less than 100 days is available. As of the last Friday in June of each year (unless the last Friday is June 28, 29, or 30, in which case the reconstitution will occur on the prior Friday), the Russell 2000 Index is adjusted to reflect the reconstitution of the Russell 3000 Index for that year. Real-time dissemination of the Russell 2000 Index began on January 1, 1987.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

A security’s shares are adjusted to include only those shares available to the public. Adjustments are based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares—shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

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Corporate cross-owned shares—when shares of a company in the Russell 2000 Index are held by another company also in the Russell 2000 Index (or the Russell 3000E Index or any Russell Global Index), this is considered corporate cross-ownership; any percentage held in this class will be adjusted;

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Large private and corporate holdings—when an individual, a group of individuals acting together, or a corporation not in the Russell 2000 Index (or the Russell 3000E Index or any Russell Global Index) owns more than 10.00% of the shares outstanding, such shares will be adjusted; however, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class unless such institutions have a direct relationship to the company issuing the shares, such as board representation;

•	Unlisted share classes—classes of common stock that are not traded on a United States securities exchange;

•	IPO lock-ups—shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 2000 Index; and

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Government holdings—shares listed as “government of” are considered unavailable and will be removed entirely from available shares; shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; however, shares held by a government pension plan are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Index

Changes to the Russell 2000 Index are made when an action is final. To determine whether an action has been completed, Russell uses a variety of public sources, including company press releases, SEC filings, exchange notifications, and Bloomberg or other sources Russell deems reliable. Prior to the completion of an action, Russell estimates the effective date of the corporate action on the basis of the same above sources. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day (see specific action types for details on timing and procedure).

The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required.

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“No Replacement” Rule—Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over a year will fluctuate according to corporate activity.

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Rules of Deletions—When a stock is delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 2000 Index (1) after the close of the current day at the last traded primary exchange price, if the relevant action is determined to be final prior to 1:00 p.m. Eastern, or (2) after the close of the following day, if the relevant action is determined to be final after 1:00 p.m. Eastern, using (i) the closing OTC price in the event of a delisting or movement to the pink sheets or bulletin boards, or (ii) a synthetic price based on the last traded primary exchange price of the acquiring company in the event of a merger or acquisition. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000 Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000 Index, unless the company is delisted from the primary exchange, in which case normal delisting rules apply. Members of the Russell 2000 Index that are reincorporated in another country and no longer traded in the United States are deleted immediately.

•	Mergers and Acquisitions—Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 2000 Index.

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Mergers or acquisitions between members of the Russell 3000E Index: In the event a merger or acquisition occurs between members of the Russell 3000E Index, which includes the Russell 2000 Index, or the Russell Global Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. Shares are updated for the acquiring stock at the time the transaction is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

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Mergers or acquisitions between a member and a non-member: A non-member is defined as a company that is not a member of the Russell 3000E Index or the Russell Global Index. Mergers and acquisitions between a member and non-member can take two forms: (1) If the acquiring company is a member of the Russell 3000E Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end; (2) If the acquiring company is not a member of the Russell 3000E Index, but the acquired company is a member of the Russell 3000E Index, the action can fall into the category of a reverse merger or a standard acquisition.

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Reverse Merger—If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

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Standard Acquisition—In the event of a standard acquisition, the acquired company is deleted after the action is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

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Cross-border mergers and acquisitions: In the event of a merger or acquisition between companies in different countries, the acquired company is deleted from its local country index and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. The action will be applied when determined to be final.

•	Rules of Additions—The only additions between reconstitution dates result from spin-offs and initial public offerings (“IPO”).

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Additions for Spin-Offs—Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

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Quarterly IPO Additions—Eligible companies that have recently completed an IPO are added to the Russell 2000 Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E Index. Eligible companies will be added to the Russell style indexes using their industry’s average style probability established at the latest reconstitution. In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade and (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E Index as of the latest June reconstitution.

Updates to Share Capital Affecting the Russell 2000 Index

Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell 2000 Index.

License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 2000 Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this product supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.”

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL 1000® INDEX

We obtained all information contained in this product supplement regarding the Russell 1000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company, doing business as Russell Investment Group, the index sponsor (“Russell”). Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 1000 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 1000 Index in connection with the offer and sale of securities. As of the date of this product supplement, we are one of the companies included in the Russell 1000 Index.

General

The Russell 1000 Index is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of 1,000 companies included in both the Russell 3000® Index and the Russell 3000E® Index. The Russell 3000 Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 3000E Index is composed of the Russell 3000 Index and microcap securities.

The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and is designed to track the performance of the large capitalization segment of the United States equity market. The Russell 1000 Index represents approximately 92.00% of the United States equity market.

The Russell 1000 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Selection of Stocks Underlying the Russell 1000 Index

All companies which Russell determines to be part of the United States equity market are included in the Russell U.S. Indexes. The Russell U.S. Indexes include, among others, the Russell 1000 Index, the Russell 2000® Index, the Russell 3000 Index, and the Russell 3000E Index. In order to assign companies to a particular equity market, Russell uses the following criteria:

•	If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country, the company is assigned to its country of incorporation.

•	If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market.

•	The three HCIs are: country of incorporation, country of headquarters, and country of most liquid exchange (or primary exchange).

•

The country of most liquid exchange is determined by 2-year average daily dollar trading volume (“ADDTV”). ADDTV is the accumulated dollar trading volume divided by the actual number of trading days in the past year.

•

Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, the company will be assigned to its primary asset location. If, however, there is not enough information to conclude the primary location of a company’s assets, Russell will use the primary location of the company’s revenues for the same cross-comparison, and the company will be assigned to its primary revenue location. Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

“Russell 1000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group, and has been licensed for use by us.

•

If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters is located unless the country is a Benefits Driven Incorporation (“BDI”) country (as described below). Russell defines headquarters as the address of principal executive offices. For those companies reporting in the United States, Russell uses Securities and Exchange Commission (“SEC”) filings to determine the location of a company’s headquarters. In cases where multiple headquarters are listed on SEC filings and an HCI needs to be determined, Russell assigns the HCI for headquarters to the location with the highest average daily trading volume. If the HCI for headquarters cannot be determined (i.e., no trading in any headquarters location) the company’s two remaining HCIs will be used.

•

In the case of BDI countries, Russell will assign the company to the country of its most liquid stock exchange. Russell considers the following countries or regions BDI countries: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. Companies incorporated in these countries or regions are considered BDI companies by Russell because they typically incorporate in those countries or regions for operations, tax, political, or other financial market benefits.

•	Under the criteria used by Russell, a company is not eligible for inclusion in the United States equity market if it does not trade on a major U.S. exchange.

American depositary receipts (“ADRs”), as well as bulletin board, pink sheets, or over-the-counter (“OTC”) traded securities, are excluded from the Russell 1000 Index. Likewise, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, and trust receipts are not eligible for inclusion. Royalty trusts, U.S. limited liability companies, limited partnerships, and closed-end investment companies are ineligible for inclusion (business development companies, however, are eligible for inclusion). Blank check companies and special purpose acquisitions companies (“SPACs”) are also ineligible for inclusion in the Russell 1000 Index.

In general, only one class of securities of a company (typically common stock) is allowed in the Russell 1000 Index. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May of each year to be eligible for inclusion in the Russell 3000 Index and the Russell 1000 Index. If the closing price of a stock included in the Russell 3000 Index and Russell 1000 Index is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices from such stock’s primary exchange during the month of May is equal or greater than $1.00. If a stock does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange, the stock will be eligible for inclusion but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of a company’s shares times the total number of available shares, as described below. Companies with a total market capitalization less than $30 million are not eligible for inclusion in the Russell 3000 Index and the Russell 1000 Index. Based on closing values on the last trading day in May of each year, Russell reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. If a security does not trade on its primary exchange, the lowest price from another major United States exchange is used. In the case where multiple share classes exist, a primary trading vehicle is determined, and the price of that primary trading vehicle (usually the most liquid) is used by Russell in its calculations. “Primary trading vehicles” are determined by the last two year’s average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, except if the volume of each share class is within 20.00% then the one with the largest available shares is used. All available data is used for share classes without two years of history. For existing members, at least 100 days of trading volume is necessary to consider the class as a primary vehicle. For new members, all available data will be analyzed, even if less than 100 days is available. As of the last Friday in June of each year (unless the last Friday is June 28, 29, or 30, in which case the reconstitution will occur on the prior Friday), the Russell 1000 Index is adjusted to reflect the reconstitution of the Russell 3000 Index for that year.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 1000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 1000 Index value is calculated by adding the market values of the Russell 1000 Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Index on the base date of December 31, 1986. To calculate the Russell 1000 Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Index. In order to provide continuity for the Russell 1000 Index’s value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

A security’s shares are adjusted to include only those shares available to the public. Adjustments are based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares—shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

•

Corporate cross-owned shares—when shares of a company in the Russell 1000 Index are held by another company also in the Russell 1000 Index (or the Russell 3000E Index or any Russell Global Index), this is considered corporate cross-ownership; any percentage held in this class will be adjusted;

•

Large private and corporate holdings—when an individual, a group of individuals acting together, or a corporation not in the Russell 1000 Index (or the Russell 3000E Index or any Russell Global Index) owns more than 10.00% of the shares outstanding, such shares will be adjusted; however, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class unless such institutions have a direct relationship to the company issuing the shares, such as board representation;

•	Unlisted share classes—classes of common stock that are not traded on a United States securities exchange;

•	IPO lock-ups—shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 1000 Index; and

•

Government holdings—shares listed as “government of” are considered unavailable and will be removed entirely from available shares; shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; however, shares held by a government pension plan are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Index

Changes to the Russell 1000 Index are made when an action is final. To determine whether an action has been completed, Russell uses a variety of public sources, including company press releases, SEC filings, exchange notifications, and Bloomberg or other sources Russell deems reliable. Prior to the completion of an action, Russell estimates the effective date of the corporate action on the basis of the same above sources. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day (see specific action types for details on timing and procedure).

The following summarizes the types of Russell 1000 Index maintenance adjustments and indicates whether or not an index adjustment is required.

•

“No Replacement” Rule—Securities that leave the Russell 1000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000 Index over a year will fluctuate according to corporate activity.

•

Rules of Deletions—When a stock is delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 1000 Index (1) after the close of the current day at the last traded primary exchange price, if the relevant action is determined to be final prior to 1:00 p.m. Eastern, or (2) after the close of the following day, if the relevant action is determined to be final after 1:00 p.m. Eastern, using (i) the closing OTC price in the event of a delisting or movement to the pink sheets or bulletin boards, or (ii) a synthetic price based on the last traded primary exchange price of the acquiring company in the event of a merger or acquisition. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 1000 Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 1000 Index, unless the company is delisted from the primary exchange, in which case normal delisting rules apply. Members of the Russell 1000 Index that are reincorporated in another country and no longer traded in the United States are deleted immediately.

•	Mergers and Acquisitions—Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 1000 Index.

•

Mergers or acquisitions between members of the Russell 3000E Index: In the event a merger or acquisition occurs between members of the Russell 3000E Index, which includes the Russell 1000 Index, or the Russell Global Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. Shares are updated for the acquiring stock at the time the transaction is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

•

Mergers or acquisitions between a member and a non-member: A non-member is defined as a company that is not a member of the Russell 3000E Index or the Russell Global Index. Mergers and acquisitions between a member and non-member can take two forms: (1) If the acquiring company is a member of the Russell 3000E Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end; (2) If the acquiring company is not a member of the Russell 3000E Index, but the acquired company is a member of the Russell 3000E Index, the action can fall into the category of a reverse merger or a standard acquisition.

•

Reverse Merger—If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

•

Standard Acquisition—In the event of a standard acquisition, the acquired company is deleted after the action is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

•

Cross-border mergers and acquisitions: In the event of a merger or acquisition between companies in different countries, the acquired company is deleted from its local country index and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. The action will be applied when determined to be final.

•	Rules of Additions—The only additions between reconstitution dates result from spin-offs and initial public offerings (“IPO”).

•

Additions for Spin-Offs—Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

•

Quarterly IPO Additions—Eligible companies that have recently completed an IPO are added to the Russell 1000 Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E Index. Eligible companies will be added to the Russell style indexes using their industry’s average style probability established at the latest reconstitution. In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade and (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E Index as of the latest June reconstitution.

Updates to Share Capital Affecting the Russell 1000 Index

Each month, the Russell 1000 Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell 1000 Index.

License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 1000 Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this product supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 1000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 1000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 1000 Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 1000 Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.”

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL 3000® INDEX

We obtained all information contained in this product supplement regarding the Russell 3000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company, doing business as Russell Investment Group, the index sponsor (“Russell”). Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 3000 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 3000 Index in connection with the offer and sale of securities. As of the date of this product supplement, we are one of the companies included in the Russell 3000 Index.

General

The Russell 3000 Index is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of the 3,000 largest United States companies as determined by market capitalization, representing approximately 98.00% of the United States equity market. The Russell 3000E® Index is composed of the Russell 3000 Index and microcap securities.

The Russell 3000 Index is constructed to provide a barometer of the broad market and is completely reconstituted annually to ensure new and growing equities are reflected.

The Russell 3000 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Selection of Stocks Underlying the Russell 3000 Index

All companies which Russell determines to be part of the United States equity market are included in the Russell U.S. Indexes. The Russell U.S. Indexes include, among others, the Russell 2000® Index, the Russell 3000 Index, and the Russell 3000E Index. In order to assign companies to a particular equity market, Russell uses the following criteria:

•	If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country, the company is assigned to its country of incorporation.

•	If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market.

•	The three HCIs are: country of incorporation, country of headquarters, and country of most liquid exchange (or primary exchange).

•

The country of most liquid exchange is determined by 2-year average daily dollar trading volume (“ADDTV”). ADDTV is the accumulated dollar trading volume divided by the actual number of trading days in the past year.

•

Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, the company will be assigned to its primary asset location. If, however, there is not enough information to conclude the primary location of a company’s assets, Russell will use the primary location of the company’s revenues for the same cross-comparison, and the company will be assigned to its primary revenue location. Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

“Russell 3000® “ is a trademark of Frank Russell Company, doing business as Russell Investment Group, and has been licensed for use by us.

•

If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters is located unless the country is a Benefits Driven Incorporation (“BDI”) country (as described below). Russell defines headquarters as the address of principal executive offices. For those companies reporting in the United States, Russell uses Securities and Exchange Commission (“SEC”) filings to determine the location of a company’s headquarters. In cases where multiple headquarters are listed on SEC filings and an HCI needs to be determined, Russell assigns the HCI for headquarters to the location with the highest average daily trading volume. If the HCI for headquarters cannot be determined (i.e., no trading in any headquarters location) the company’s two remaining HCIs will be used.

•

In the case of BDI countries, Russell will assign the company to the country of its most liquid stock exchange. Russell considers the following countries or regions BDI countries: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. Companies incorporated in these countries or regions are considered BDI companies by Russell because they typically incorporate in those countries or regions for operations, tax, political, or other financial market benefits.

•	Under the criteria used by Russell, a company is not eligible for inclusion in the United States equity market if it does not trade on a major U.S. exchange.

American depositary receipts (“ADRs”), as well as bulletin board, pink sheets, or over-the-counter (“OTC”) traded securities, are excluded from the Russell 3000 Index. Likewise, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, and trust receipts are not eligible for inclusion. Royalty trusts, U.S. limited liability companies, limited partnerships, and closed-end investment companies are ineligible for inclusion (business development companies, however, are eligible for inclusion). Blank check companies and special purpose acquisitions companies (“SPACs”) are also ineligible for inclusion in the Russell 3000 Index.

In general, only one class of securities of a company (typically common stock) is allowed in the Russell 3000 Index. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May of each year to be eligible for inclusion in the Russell 3000 Index. If the closing price of a stock included in the Russell 3000 Index is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices from such stock’s primary exchange during the month of May is equal or greater than $1.00. If a stock does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange, the stock will be eligible for inclusion but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of a company’s shares times the total number of available shares, as described below. Companies with a total market capitalization less than $30 million are not eligible for inclusion in the Russell 3000 Index. Based on closing values on the last trading day in May of each year, Russell reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. If a security does not trade on its primary exchange, the lowest price from another major United States exchange is used. In the case where multiple share classes exist, a primary trading vehicle is determined, and the price of that primary trading vehicle (usually the most liquid) is used by Russell in its calculations. “Primary trading vehicles” are determined by the last two year’s average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, except if the volume of each share class is within 20.00% then the one with the largest available shares is used. All available data is used for share classes without two years of history. For existing members, at least 100 days of trading volume is necessary to consider the class as a primary vehicle. For new members, all available data will be analyzed, even if less than 100 days is available.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 3000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 3000 Index value is calculated by adding the market values of the Russell 3000 Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 3,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 3000 Index on the base date of December 31, 1986. To calculate the Russell 3000 Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 3000 Index. In order to provide continuity for the Russell 3000 Index’s value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

A security’s shares are adjusted to include only those shares available to the public. Adjustments are based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares—shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

•

Corporate cross-owned shares—when shares of a company in the Russell 3000 Index are held by another company also in the Russell 3000 Index (or the Russell 3000E Index or any Russell Global Index), this is considered corporate cross-ownership; any percentage held in this class will be adjusted;

•

Large private and corporate holdings—when an individual, a group of individuals acting together, or a corporation not in the Russell 3000 Index (or the Russell 3000E Index or any Russell Global Index) owns more than 10.00% of the shares outstanding, such shares will be adjusted; however, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class unless such institutions have a direct relationship to the company issuing the shares, such as board representation;

•	Unlisted share classes—classes of common stock that are not traded on a United States securities exchange;

•	IPO lock-ups—shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 3000 Index; and

•

Government holdings—shares listed as “government of” are considered unavailable and will be removed entirely from available shares; shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; however, shares held by a government pension plan are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 3000 Index

Changes to the Russell 3000 Index are made when an action is final. To determine whether an action has been completed, Russell uses a variety of public sources, including company press releases, SEC filings, exchange notifications, and Bloomberg or other sources Russell deems reliable. Prior to the completion of an action, Russell estimates the effective date of the corporate action on the basis of the same above sources. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day (see specific action types for details on timing and procedure).

The following summarizes the types of Russell 3000 Index maintenance adjustments and indicates whether or not an index adjustment is required.

•

“No Replacement” Rule—Securities that leave the Russell 3000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 3000 Index over a year will fluctuate according to corporate activity.

•

Rules of Deletions—When a stock is delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 3000 Index (1) after the close of the current day at the last traded primary exchange price, if the relevant action is determined to be final prior to 1:00 p.m. Eastern, or (2) after the close of the following day, if the relevant action is determined to be final after 1:00 p.m. Eastern, using (i) the closing OTC price in the event of a delisting or movement to the pink sheets or bulletin boards, or (ii) a synthetic price based on the last traded primary exchange price of the acquiring company in the event of a merger or acquisition. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 3000 Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 3000 Index, unless the company is delisted from the primary exchange, in which case normal delisting rules apply. Members of the Russell 3000 Index that are reincorporated in another country and no longer traded in the United States are deleted immediately.

•	Mergers and Acquisitions—Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 3000 Index.

•

Mergers or acquisitions between members of the Russell 3000E Index: In the event a merger or acquisition occurs between members of the Russell 3000E Index, which includes the Russell 3000 Index, or the Russell Global Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. Shares are updated for the acquiring stock at the time the transaction is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

•

Mergers or acquisitions between a member and a non-member: A non-member is defined as a company that is not a member of the Russell 3000E Index or the Russell Global Index. Mergers and acquisitions between a member and non-member can take two forms: (1) If the acquiring company is a member of the Russell 3000E Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end; (2) If the acquiring company is not a member of the Russell 3000E Index, but the acquired company is a member of the Russell 3000E Index, the action can fall into the category of a reverse merger or a standard acquisition.

•

Reverse Merger—If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

•

Standard Acquisition—In the event of a standard acquisition, the acquired company is deleted after the action is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

•

Cross-border mergers and acquisitions: In the event of a merger or acquisition between companies in different countries, the acquired company is deleted from its local country index and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. The action will be applied when determined to be final.

•	Rules of Additions—The only additions between reconstitution dates result from spin-offs and initial public offerings (“IPO”).

•

Additions for Spin-Offs—Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

•

Quarterly IPO Additions—Eligible companies that have recently completed an IPO are added to the Russell 3000 Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E Index. Eligible companies will be added to the Russell style indexes using their industry’s average style probability established at the latest reconstitution. In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade and (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E Index as of the latest June reconstitution.

License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 3000 Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this product supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 3000 Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 3000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 3000 Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 3000 Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 3000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.”

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 3000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 3000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 3000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500® Index

We obtained all information contained in this product supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), the index sponsor. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P 500 Index in connection with the offer and sale of securities. As of the date of this product supplement, we are one of the companies included in the S&P 500 Index.

On November 4, 2011, The McGraw-Hill Companies, Inc., the owner of S&P, and CME Group, Inc., the 90% owner of the joint venture that owns the Dow Jones Indexes, announced a new joint venture, the S&P/Dow Jones Indices. S&P/Dow Jones Indices will own the S&P Indices and the Dow Jones Indexes, including the S&P 500 Index, and is expected to be operational in the first half of 2012, subject to regulatory approval and other conditions.

General

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500 Index covers approximately 75% of the United States equity market.

The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the financial viability of the particular company, the market capitalization of that company ($4 billion or greater), the contribution of that company to the index’s sector balance, and the market value and trading activity of the common stock of that company. Continued index membership is not necessarily subject to these guidelines. S&P aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment

“Standard & Poor’s®,” “S&P®” and “S&P 500®,” “Standard & Poor’s 500®,” and “500®” are trademarks of Standard & Poor’s and have been licensed for use by us.

affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

Where holdings in one of these groups exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by: dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

License Agreement

We and S&P have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P 500 Index in connection with the issuance of the securities.

The license agreement between us and S&P provides that the following language must be stated in this product supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P 500 Index which is determined, composed and calculated by S&P or its third party licensors without regard to Wells Fargo & Company or the securities. S&P and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.”

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

THE S&P 100® INDEX

We obtained all information contained in this product supplement regarding the S&P 100® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P, the index sponsor. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 100 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P 100 Index in connection with the offer and sale of securities. As of the date of this product supplement, we are one of the companies included in the S&P 100 Index.

On November 4, 2011, The McGraw-Hill Companies, Inc., the owner of S&P, and CME Group, Inc., the 90% owner of the joint venture that owns the Dow Jones Indexes, announced a new joint venture, the S&P/Dow Jones Indices. S&P/Dow Jones Indices will own the S&P Indices and the Dow Jones Indexes, including the S&P 100 Index, and is expected to be operational in the first half of 2012, subject to regulatory approval and other conditions.

General

The S&P 100 Index, a subset of the S&P 500 Index, is published by S&P and is comprised of 100 leading United States stocks with exchange-listed options. The constituents of the S&P 100 Index are generally among the largest and most established companies in the S&P 500 Index and represent over 60% of the market capitalization of the S&P 500 Index and almost 45% of the United States equity market.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange, which later transferred the S&P 100 Index to S&P for management. The S&P 100 Index is maintained by the S&P Index Committee, which also oversees the S&P 500 Index and other S&P equity indices.

The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

The S&P 100 Index is subject to the criteria for additions and deletions for the S&P 500 Index. Relevant criteria for additions include the financial viability of the particular company, the market capitalization of that company ($4 billion or greater), the contribution of that company to the index’s sector balance, and the market value and trading activity of the common stock of that company. Continued index membership is not necessarily subject to these guidelines. S&P aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P 100 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

“Standard & Poor’s®,” “S&P®” and “S&P 100®,” “Standard & Poor’s 100®,” and “100®” are trademarks of Standard & Poor’s and have been licensed for use by us.

Computation of the S&P 100 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 100 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 100 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 100 Index (i.e., its Market Value). Currently, S&P calculates the S&P 100 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 100 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P 100 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

Where holdings in one of these groups exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

The S&P 100 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 100 Index reflects the total Market Value of all the component stocks relative to the S&P 100’s base period. The daily calculation of the S&P 100 Index is computed by dividing the Market Value of the S&P 100 component stocks by the index divisor.

The S&P 100 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 100 constituents’ share capital after the base period. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 100 Index remains constant. This helps maintain the level of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 100 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 100 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

License Agreement

We and S&P have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P 100 Index in connection with the issuance of the securities.

The license agreement between us and S&P provides that the following language must be stated in this product supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 100 Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P 100 Index which is determined, composed and calculated by S&P or its third party licensors without regard to Wells Fargo & Company or the securities. S&P and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 100 Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.”

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

THE S&P MIDCAP 400® INDEX

We obtained all information contained in this product supplement regarding the S&P MidCap 400® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change, by S&P, the index sponsor. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P MidCap 400 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P MidCap 400 Index in connection with the offer and sale of securities.

On November 4, 2011, The McGraw-Hill Companies, Inc., the owner of S&P, and CME Group, Inc., the 90% owner of the joint venture that owns the Dow Jones Indexes, announced a new joint venture, the S&P/Dow Jones Indices. S&P/Dow Jones Indices will own the S&P Indices and the Dow Jones Indexes, including the S&P MidCap 400 Index, and is expected to be operational in the first half of 2012, subject to regulatory approval and other conditions.

General

The S&P MidCap 400 Index is published by S&P, is comprised of 400 companies with mid-sized market capitalizations ranging from $1 billion to $4.4 billion and covers over 7% of the United States equities market. The S&P MidCap 400 Index is intended to provide an accurate measure of mid-sized companies, reflecting the risk and return characteristics of the broader mid-cap universe on an on-going basis.

The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 400 similar companies on the base date of June 28, 1991. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P MidCap 400 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the financial viability of the particular company, the market capitalization of that company, the contribution of that company to the index’s sector balance, and the market value and trading activity of the common stock of that company. Continued index membership is not necessarily subject to these guidelines. S&P aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P MidCap 400 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Computation of the S&P MidCap 400 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P MidCap 400 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P MidCap 400 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P MidCap 400 Index (i.e., its Market Value). Currently, S&P calculates the S&P

“Standard & Poor’s®,” “S&P®” and “S&P MidCap 400®,” “Standard & Poor’s MidCap 400®,” and “MidCap 400®” are trademarks of Standard & Poor’s and have been licensed for use by us.

MidCap 400 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P MidCap 400 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P MidCap 400 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

Where holdings in one of these groups exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

The S&P MidCap 400 Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap 400 Index reflects the total Market Value of all the component stocks relative to the S&P MidCap 400 base date of June 28, 1991. The daily calculation of the S&P MidCap 400 Index is computed by dividing the Market Value of the S&P MidCap 400 component stocks by the index divisor.

The S&P MidCap 400 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P MidCap 400 constituents’ share capital after the base date of June 28, 1991 with the index value as of the base date set at 100. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P MidCap 400 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap 400 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P MidCap 400 Index remains constant. This helps maintain the level of the S&P MidCap 400 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap 400 Index does not reflect the corporate actions of individual companies in the S&P MidCap 400 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P MidCap 400 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap 400 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P MidCap 400 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap 400 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap 400 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap 400 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P MidCap 400 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

License Agreement

We and S&P have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P MidCap 400 Index in connection with the issuance of the securities.

The license agreement between us and S&P provides that the following language must be stated in this product supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P MidCap 400 Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P MidCap 400 Index which is determined, composed and calculated by S&P or its third party licensors without regard to Wells Fargo & Company or the securities. S&P and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P MidCap 400 Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.”

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

THE S&P SMALLCAP 600® INDEX

We obtained all information contained in this product supplement regarding the S&P SmallCap 600® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P, the index sponsor. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P SmallCap 600 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P SmallCap 600 Index in connection with the offer and sale of securities.

On November 4, 2011, The McGraw-Hill Companies, Inc., the owner of S&P, and CME Group, Inc., the 90% owner of the joint venture that owns the Dow Jones Indexes, announced a new joint venture, the S&P/Dow Jones Indices. S&P/Dow Jones Indices will own the S&P Indices and the Dow Jones Indexes, including the S&P SmallCap 600 Index, and is expected to be operational in the first half of 2012, subject to regulatory approval and other conditions.

General

The S&P SmallCap 600 Index is published by S&P, is comprised of 600 companies with small-sized market capitalizations ranging from $300 million to $1.4 billion and covers approximately 3% of the United States equities market. The S&P SmallCap 600 Index is intended to provide an accurate measure of small companies, reflecting the risk and return characteristics of the broader small-cap universe on an on-going basis.

The calculation of the value of the S&P SmallCap 600 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 600 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 600 similar companies on the base date of December 31, 1993. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P SmallCap 600 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the financial viability of the particular company, the market capitalization of that company, the contribution of that company to the index’s sector balance, and the market value and trading activity of the common stock of that company. Continued index membership is not necessarily subject to these guidelines. S&P aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P SmallCap 600 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Computation of the S&P SmallCap 600 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P SmallCap 600 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P SmallCap 600 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P SmallCap 600 Index (i.e., its Market Value). Currently, S&P

“Standard & Poor’s®,” “S&P®” and “S&P SmallCap 600®,” “Standard & Poor’s SmallCap 600®,” and “SmallCap 600®” are trademarks of Standard & Poor’s and have been licensed for use by us.

calculates the S&P SmallCap 600 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P SmallCap 600 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P SmallCap 600 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

Where holdings in one of these groups exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

The S&P SmallCap 600 Index is calculated using a base-weighted aggregate methodology: the level of the S&P SmallCap 600 Index reflects the total Market Value of all the component stocks relative to the S&P SmallCap 600 base date of December 31, 1993. The daily calculation of the S&P SmallCap 600 Index is computed by dividing the Market Value of the S&P SmallCap 600 component stocks by the index divisor.

The S&P SmallCap 600 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P SmallCap 600 constituents’ share capital after the base date of December 31, 1993 with the index value as of the base date set at 100. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P SmallCap 600 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P SmallCap 600 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P SmallCap 600 Index remains constant. This helps maintain the level of the S&P SmallCap 600 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P SmallCap 600 Index does not reflect the corporate actions of individual companies in the S&P SmallCap 600 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P SmallCap 600 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P SmallCap 600 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P SmallCap 600 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P SmallCap 600 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P SmallCap 600 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P SmallCap 600 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P SmallCap 600 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

License Agreement

We and S&P have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the S&P SmallCap 600 Index in connection with the issuance of the securities.

The license agreement between us and S&P provides that the following language must be stated in this product supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P SmallCap 600 Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P SmallCap 600 Index which is determined, composed and calculated by S&P or its third party licensors without regard to Wells Fargo & Company or the securities. S&P and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P SmallCap 600 Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.”

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.